PITNEY, HARDIN, KIPP & SZUCH
                                  P.O. BOX 1945
                        MORRISTOWN, NEW JERSEY 07962-1945


                                                                June 23, 1997



   Footstar, Inc.
   933 MacArthur Blvd.
   Mahwah, New Jersey  07430

            Re:      Registration Statement on Form S-8
                     of Shares of Common Stock issuable
                     pursuant to the Footstar 1997 Associate
                     Stock Purchase Plan

                     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Footstar, Inc. (the "Company") with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of shares of common stock of the Company, par value $.01 per share (the "Shares") issuable pursuant to the Footstar 1997 Associate Stock Purchase Plan (the "Plan").

                     We have also examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Amended and Restated Certificate of Incorporation and By-laws of the Company, as currently in effect, and relevant resolutions of the Board of Directors of the Company; and we have examined such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

                     In our examination of such documents and records, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies.

                     Based on the foregoing, we are of the opinion that, when the Registration Statement has become effective under the Act, and the Shares shall have been duly issued in the manner contemplated by the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable.

                     The foregoing opinion is limited to the federal laws of the United States and the Corporate Laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

                     We hereby consent to use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under
   Section 7 of the Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,



                                             /S/ PITNEY, HARDIN, KIPP & SZUCH